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                                  EXHIBIT 12(b)

                             J.P. MORGAN CHASE & CO.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                          (IN MILLIONS, EXCEPT RATIOS)
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                                                                                                      NINE MONTHS ENDED
                                                                                                      SEPTEMBER 30, 2001
                                                                                                      ------------------
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EXCLUDING INTEREST ON DEPOSITS
------------------------------
Income before income taxes and effect of accounting change                                                $     3,134
                                                                                                          -----------

Fixed charges:
      Interest expense                                                                                         10,922
      One-third of rents, net of income from subleases (a)                                                        169
                                                                                                          -----------
Total fixed charges                                                                                            11,091
                                                                                                          -----------

Less:  Equity in undistributed income of affiliates                                                               (86)
                                                                                                          -----------

Earnings before taxes, effect of accounting change and fixed charges,
   excluding capitalized interest                                                                         $    14,139
                                                                                                          ===========

Fixed charges, as above                                                                                   $    11,091

Preferred stock dividends                                                                                          53
                                                                                                          -----------

Fixed charges including preferred stock dividends                                                         $    11,144
                                                                                                          ===========

Ratio of earnings to fixed charges and
      preferred stock dividend requirements                                                                      1.27
                                                                                                          ===========

INCLUDING INTEREST ON DEPOSITS
------------------------------

Fixed charges including preferred stock dividends, as above                                               $    11,144

Add:  Interest on deposits                                                                                      6,578
                                                                                                          -----------

Total fixed charges including preferred stock
   dividends and interest on deposits                                                                     $    17,722
                                                                                                          ===========

Earnings before taxes, effect of accounting change and fixed charges,
   excluding capitalized interest, as above                                                               $    14,139

Add:  Interest on deposits                                                                                      6,578
                                                                                                          -----------

Total earnings before taxes, effect of accounting change, fixed charges
   and interest on deposits                                                                               $    20,717
                                                                                                          ===========

Ratio of earnings to fixed charges
    and preferred stock dividend requirements                                                                    1.17
                                                                                                          ===========

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(a)  The proportion deemed representative of the interest factor.